Exhibit 10.5

ACADIA Pharmaceuticals, Inc.

Restricted Stock Unit Award Grant Notice

2010 Equity Incentive Plan

ACADIA Pharmaceuticals, Inc. (the “Company”) hereby awards to Participant the number of Restricted Stock Units specified and on the terms set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”), in the Restricted Stock Unit Award Agreement (the “Award Agreement”) and in the Company’s 2010 Equity Incentive Plan (the “Plan”), all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Award Agreement shall have the meanings set forth in the Plan or the Award Agreement, as applicable. In the event of any conflict between the terms of this Grant Notice, the Award Agreement or the Plan, the terms of the Plan shall control.

Participant:

Date of Grant:

Vesting Commencement Date:

Number of Restricted Stock Units:

Consideration: Participant’s services

Vesting Schedule: [___________________, subject to the Participant’s Continuous Service through such dates]

Issuance Schedule: One share of Common Stock will be issued for each Restricted Stock Unit which vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan, this Grant Notice, the Award Agreement and the stock plan prospectus for this Plan and represents that the Participant has read and is familiar with their provisions. As of the Date of Grant set forth above, this Grant Notice, the Plan and the Award Agreement set forth the entire understanding between Participant and the Company and any Affiliate regarding the Award and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) restricted stock units or other stock awards previously granted and delivered to Participant, (ii) any compensation recovery policy maintained by the Company or is otherwise required by applicable law and (iii) any written employment or severance or change in control (or similar) arrangement between the Participant and the Company or an Affiliate that would provide for vesting acceleration of this Award upon the terms and conditions set forth therein.

By signing below, the Participant hereby accepts the Award subject to all of the terms and conditions of this Notice, the Award Agreement and the Plan. Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ACADIA Pharmaceuticals, Inc. Participant:

By:

Signature Signature

Title: Date:

[1] For CEO, add "and the potential vesting acceleration set forth in the Executive Employment Agreement between the Participant and the Company dated XX/XX/XXXX".

Date:

ATTACHMENTS: 2010 Equity Incentive Plan; Restricted Stock Unit Award Agreement and Plan Prospectus

ACADIA Pharmaceuticals, Inc.

2010 Equity Incentive Plan

Restricted Stock Unit Award Agreement

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (the “Award Agreement”) and in consideration of your services, ACADIA Pharmaceuticals, Inc. (the “Company”) has awarded you a Restricted Stock Unit Award (the “Award”) under its 2010 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice (the “Stock Units”). Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan are as follows:

1.
Grant of the Award. This Award represents your right to be issued on a future date one share of the Company’s Common Stock for each Stock Unit indicated in the Grant Notice that vests. As of the Date of Grant specified in the Grant Notice, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Stock Units subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Stock Units or the delivery of the Company’s Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.
Vesting. Subject to the provisions in this Award Agreement and in the Grant Notice, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service for any reason. Upon such termination of your Continuous Service, any Stock Units credited to the Account that were not yet vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in such Stock Units or the shares of Common Stock to be issued in respect of such portion of the Award.
3.
Number of Stock Units and Shares of Common Stock.
(a)
The Stock Units subject to your Award will be adjusted for Capitalization Adjustments, as provided in the Plan.
(b)
Any additional Stock Units and any shares, cash or other property that become subject to the Award pursuant to this Section 3, if any, will be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Stock Units and shares covered by your Award.
(c)
No fractional shares or rights for fractional shares of Common Stock will be created pursuant to this Section 3. Except as provided in Section 7 or otherwise provided by the Company, any fraction of a share will be rounded down to the nearest whole share.
4.
Securities Law Compliance. You will not be issued any Common Stock in respect of your Stock Units or other shares with respect to your Stock Units unless the shares are registered under the Securities Act, or, if such shares of Common Stock are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with all other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
Transferability. Your Award is not transferable, except by will or by the laws of descent and distribution or as otherwise permitted by the Board or a committee thereof. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in your Stock Units or the shares of Common Stock that may be issued under your Award until the shares of Common Stock are issued to you in accordance with Section 6 of this Award Agreement. After shares of Common Stock have been issued to you under your Award, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, any applicable Company policies (including, but not limited to, insider trading and window period policies) and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Award Agreement. In the absence of such a designation, your legal representative will be entitled to receive, on behalf of your estate, such Common Stock or other consideration.
6.
Date of Issuance.
(a)
To the extent that your Award is exempt from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law or similar effect (collectively, "Section 409A"), the issuance of shares of Common Stock in respect of the Stock Units is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Taxes set forth in Section 10 of this Award Agreement, in the event one or more Stock Units vests, the Company will issue to you, on the vesting date, one share of Common Stock for each Stock Unit that vests and such issuance date is referred to as the “Original Issuance Date.” If the Original Issuance Date falls on a date that is not a business day, delivery will instead occur on the next following business day.

However, if (i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the

Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and (ii) the Company elects (A) not to satisfy the Withholding Taxes described in Section 10 by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 10 of this Agreement (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the Withholding Taxes in cash or from other compensation otherwise payable to you by the Company, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulation Section 1.409A-1(b)(4), no later than the date that is the later of (i) the 15th day of the third calendar month of the year following the end of the calendar year in which such shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d) or (ii) the 15th day of the third month following the end of the Company’s fiscal year in which such shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulation Section 1.409A-1(d). The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

(b)
The provisions of Appendix A will apply to the extent your Award is subject to, and not exempt from, application of Section 409A (a “Non-Exempt Award”).
7.
Dividends. You will receive no benefit or adjustment to your Award or Stock Units with respect to any cash dividend, stock dividend or other distribution that does not constitute a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.
8.
Restrictive Legends. The Common Stock issued with respect to your Stock Units will be endorsed with appropriate legends, if any, as determined by the Company.
9.
Award not a Service Contract.
(a)
Except as otherwise provided in a separate, written employment or other agreement between the Company and/or its Affiliates and you, your Continuous Service is not for any specified term and may be terminated by you or by the Company or an Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Award Agreement (including, but not limited to, the vesting of your Stock Units or the issuance of the shares in respect of your Stock Units), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award Agreement or the Plan will: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Award Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)
By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice is earned only by continuing as an employee, director or consultant at the will of the Company or an Affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and as further described in the Plan, and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You further acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Award Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your Continuous Service at any time, with or without cause and with or without notice.
10.
Withholding Obligations.
(a)
On each vesting date, and on or before the time you receive a distribution of the shares in respect of your Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholdings from the shares of Common Stock or from other consideration issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Taxes”). Specifically, the Company or an Affiliate may, in its sole discretion to the extent permitted by law, satisfy all or any portion of the Withholding Taxes relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or an Affiliate; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Stock Units to satisfy the Withholding Taxes and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Affiliates; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with your Stock Units with a Fair Market Value (measured as of the date shares of Common Stock are issued to you) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and, if applicable, foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, such share withholding procedure shall be subject to the express prior approval of the Board or a duly authorized committee thereof.
(b)
Unless the Withholding Taxes of the Company and/or any Affiliate are satisfied, the Company will have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(c)
In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.
Unsecured Obligation. Your Award is unfunded, and as a holder of vested Stock Units, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Award Agreement. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Award Agreement until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
12.
Other Documents. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.
13.
Notices. Any notices provided for in this Award Agreement or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.
Additional Acknowledgements. You hereby consent and acknowledge that:
(a)
Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Award Agreement and Grant Notice as a condition to participating in the Plan and receipt of this Award. This Award and any other awards under the Plan are voluntary and occasional and do not create any contractual or other right to receive future awards or other benefits in lieu of future awards, even if similar awards have been granted repeatedly in the past. All determinations with respect to any such future awards, including, but not limited to, the time or times when such awards are made, the size of such awards and performance and other conditions applied to the awards, will be at the sole discretion of the Company.
(b)
The future value of your Award is unknown and cannot be predicted with certainty. You do not have, and will not assert, any claim or entitlement to compensation, indemnity or damages arising from the termination of this Award or diminution in value of this Award and you irrevocably release the Company, its Affiliates and, if applicable, your employer, if different from the Company, from any such claim that may arise.
(c)
The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.
(d)
Upon request, you agree to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
(e)
You have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.
(f)
This Award Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)
All obligations of the Company under the Plan and this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15.
Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In addition, your Award will be subject to recoupment in accordance with any clawback policy that the Company has adopted or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd–Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any plan of or agreement with the Company. Except as expressly provided in this Award Agreement or the Grant Notice, in the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control.
16.
Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.
Effect on Other Employee Benefit Plans. The value of the Award subject to this Award Agreement will not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
18.
Amendment. Any amendment to this Award Agreement must be in writing, signed by a duly authorized representative of the Company. The Board reserves the right to amend this Award Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, interpretation, ruling, or judicial decision.
19.
Compliance with Section 409A of the Code. To the maximum extent possible, this Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. However, if this Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and therefore deemed to be deferred compensation subject to, Section 409A of the Code, this Award shall comply with Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. To the extent this Award is subject to Section 409A of the Code and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six months thereafter will not be made on the originally scheduled dates and will instead be issued in a lump sum on the earlier of: (i) the fifth business day following your death, or (ii) the date that is six months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

20.
No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

* * *

This Restricted Stock Unit Award Agreement will be deemed to be accepted by you upon your acceptance of the Restricted Stock Unit Award Grant Notice to which it is attached.

Appendix A

The provisions of this Appendix are intended to apply to the extent your Award is a Non-Exempt Award because of the terms of a severance arrangement or other agreement between you and the Company, if any, that provide for acceleration of vesting of your Award and issuance of the shares in respect of the Award upon your termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4) or 1.409A-1(b)(9) (“Non-Exempt Severance Arrangement”). To the extent your Award is a Non-Exempt Award due to application of a Non-Exempt Severance Arrangement, the following provisions in this Appendix A shall supersede anything to the contrary in Section 6(a) (or any other Section) of the Award Agreement or in the Plan.

21.
Vesting in the Ordinary Course. If your Award vests in the ordinary course during your Continuous Service in accordance with the vesting schedule set forth in the Grant Notice, without accelerating vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of your Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date and (ii) the 60th day that follows the applicable vesting date.
22.
Vesting Acceleration Under Pre-Existing Non-Exempt Severance Arrangement. If vesting of your Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of your Award and, therefore, are part of the terms of your Award as of the date of grant, then the shares will be issued in respect of your Award upon your Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of your Separation from Service. However, if at the time the shares would otherwise be issued you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six month period.
23.
Vesting Acceleration Under Subsequent Non-Exempt Severance Arrangement. If vesting of your Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with your Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Award and, therefore, are not a part of the terms of your Award on the date of grant, then, unless otherwise permitted under Section 409A without incurring adverse tax consequences, such acceleration of vesting of your Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during your Continuous Service, notwithstanding the vesting acceleration of the Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

24.
General Superseding Provisions. The provisions in this Section 4 shall apply and supersede anything to the contrary that may be set forth in the Plan, the Grant Notice or in any other section of the Award Agreement with respect to the permitted treatment of your Non-Exempt Award:
(a)
Any exercise by the Board of discretion to accelerate the vesting of your Non-Exempt Award (including in connection with a Change in Control or Corporate Transaction) shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A. Upon a Change in Control or Corporate Transaction, the treatment of your Non-Exempt Award shall in all respects comply with the requirements of Section 409A, as determined in the sole discretion of the Company.
(b)
The Company explicitly reserves the right to earlier settle your Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).
(c)
To the extent the terms of your Non-Exempt Award provide that it will be settled upon a merger, Corporate Transaction, Change in Control or similar transaction, to the extent it is required for compliance with the requirements of Section 409A, the merger, Corporate Transaction, Change in Control or similar transaction triggering settlement must also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as described in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (a “409A Change in Control”).
(d)
To the extent the terms of your Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation from Service. However, if at the time the shares would otherwise be issued to you in connection with your “separation from service” you are subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of your Separation from Service, or, if earlier, the date of your death that occurs within such six month period.
(e)
The provisions in this Appendix for delivery of the shares in respect of the Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to you in respect of your Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.